                                                                  EXHIBIT 10.18

                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "Agreement") is made and entered into this 30th day of January, 2003, by and among GLOBAL ENERGY GROUP, INC. (the "Company"), a Delaware corporation; ROBERT J. SMITH ("Smith"), an individual with a principal residence in Springfield, Missouri; JOSEPH H. RICHARDSON ("Richardson"), an individual with a residence in Tampa, Florida; PETER E. TOOMEY ("Toomey"), "), an individual with a residence in Tampa, Florida and QUEST CAPITAL ALLIANCE, L.L.C. ("Quest"), a Missouri limited liability company. In this Agreement, (1) the term "New Lender" refers to either Quest or Smith individually, and the term "New Lenders" refers to Quest and Smith collectively;
(2) the term "Old Lender" refers to Quest, Smith, Richardson or Toomey individually, and the term "Old Lenders" refers to any two or more of Quest, Smith, Richardson and Toomey collectively; and (3) the term "Lender" (as opposed to "New Lender" or " Old Lender") refers to any New Lender or Old Lender individually, and the term the term "Lenders" (as opposed to "New Lenders" or " Old Lenders") refers to any two or more New Lenders or Old Lenders collectively.

                             BACKGROUND INFORMATION

         The Company needs additional working capital to support its operations and desires the New Lenders to provide such working capital in the form of loans to the Company, and the New Lenders are willing to lend certain funds to the Company. The New Lenders are willing to make such loans to the Company subject to the terms and conditions of this Agreement. In addition, the Company desires that the terms of certain outstanding indebtedness to the Old Lenders be extended, and the Old Lenders are willing to extend such terms subject to the terms and conditions of this Agreement.

                                    ARTICLE I
                                    NEW LOANS

         Section 1.1. New Loans and Promissory Notes. On each date ("New Loan Date") indicated in the table set forth in Section 1.3, the indicated New Lender shall lend to the Company, or cause an affiliate of such New Lender to lend to the Company, an amount of money ("New Loan Amount") indicated to be lent to the Company on such date (each such loan being referred to as a "New Loan"). Each New Loan shall be made pursuant to and reflected by a promissory note (individually a "New Note," and together the "New Notes") each in the form attached to this Agreement as Exhibit A. At the closing of each New Loan (the "Closings"), the Company shall execute and deliver to the New Lender making the related New Loan (or, as the case may be, the affiliate of the New Lender making such New Loan) a New Note in the amount of the New Loan then made. Each New Note shall bear interest at eight percent (8%) per annum and shall be due and payable on February 1, 2004 or, if earlier, on the date that the Company completes a "Qualified Equity Financing" (as defined in each Note).

         Section 1.2. Warrants. As additional consideration for each New Loan, and as an inducement to the New Lenders to make or cause to be made each New Loan, at each Closing, simultaneously with the execution and delivery to the New Lender of the related New Note, the

Company shall execute and deliver to the New Lender a warrant ("New Warrant") in the form of Exhibit B, which New Warrant shall cover the number of shares ("New Warrant Shares") of the Company's common stock, par value $.001 per share, indicated with respect to such New Loan in the table set forth in Section 1.3.

         Section 1.3. Specification of Dates, Lenders, and Amounts. The New Loan Dates, New Lenders, New Loan Amounts and numbers of New Warrant Shares with respect to each New Loan shall be as set forth in the following table:

                                                     NEW LOAN    NEW WARRANT
         NEW LOAN DATE               NEW LENDER       AMOUNT        SHARES
         -----------------           ----------      --------    -----------
         January 29, 2003               Quest        $125,000      250,000
         February 15, 2003              Quest        $ 75,000      150,000
         February 17, 2003              Smith        $ 75,000      150,000
         March 1, 2003                  Smith        $ 75,000      150,000
         April 1, 2003                  Smith        $ 75,000      150,000
         May 1, 2003                    Smith        $ 75,000      150,000
         June 1, 2003                   Smith        $ 75,000      150,000

         Section 1.4. Salary Deferrals by Richardson and Toomey. As an inducement to the other parties to enter into and perform their obligations under this Agreement, Richardson and Toomey shall enter into an appropriate agreement with the Company to defer their entire salary that otherwise would be payable to them for services rendered during the period from January 29, 2003 through April 30, 2003, with deferred amounts accruing interest at 8% per annum. No equity or other inducement shall be paid or provided to Richardson and Toomey with respect to such deferrals.

                                  ARTICLE II
                                   OLD LOANS

         Section 2.1. Old Loan Arrangements. Each of the Old Lenders previously has entered into one or more lending arrangements with the Company (the "Old Loan Arrangements"). Pursuant to such arrangements, each Old Lender has made one or more loans (the "Old Loans") to the Company, each represented by a promissory note of the Company (the "Old Notes"), each of which is secured by one or more prior security agreements or arrangements (the "Old Security Agreements"), and with respect to which each Old Lender has been issued one or more warrants to purchase common stock of the Company (the "Old Warrants"). New Loans and Old Loans are referred to each individually as a "Loan" and collectively as the "Loans." New Notes and Old Notes are referred to each individually as a "Note" and collectively as the "Notes."

         Section 2.2. Amendment of Old Loan Terms. The Old Lenders and the Company agree that the terms of each Old Loan, and the terms and provisions of each Old Note, shall be and hereby are amended to provide that (1) the maturity or due date of each Old Loan and each Old Note shall be the same as the maturity or due date of each New Loan and each New Note issued pursuant to Section 1.1, and (2) whenever any portion of any Loan (whether New Loan or Old Loan) is repaid, the aggregate amounts then being repaid on all Loans (including New Loans and

INVESTMENT AGREEMENT                                                      PAGE 2
JANUARY 30, 2003
all Old Loans) combined shall be allocated among all Loans in proportion to their respective outstanding balances, and payment or deferral of payment in accordance with the foregoing shall not directly or indirectly (including after the giving of notice or the passage of time) result in a default under any Loan or related agreement.

         Section 2.3. No Effect on Old Warrants. No Old Warrant is affected by this Agreement, and each Old Warrant (unless and except to the extent already exercised, if at all) remains outstanding and in full force and effect as originally issued.

         Section 2.4. No Effect on Old Security Agreements. No Old Security Agreement is affected by this Agreement, and each Old Security Agreement (unless and except to the extent, if at all, that the obligation(s) secured thereby have been satisfied or discharged) remains in full force and effect as originally made.

                                   ARTICLE III
                             SECURITY; CROSS DEFAULT

         Section 3.1. Security. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby grant to each Lender, as security for the payment and performance of each Loan, each Note, and each and every obligation thereunder, a security interest in certain property described in Schedule 1 "Description of Collateral" attached hereto, said security interest and pledge to include a lien on all proceeds, products, accessions and substitutions of the property (such property, proceeds, products, accessions and substitutions, are hereinafter sometimes collectively referred to as the "Collateral").

         Section 3.2. Separate Security Agreement. The Company and the Lenders shall promptly upon execution of this Agreement execute and deliver each to the other a Security Agreement in substantially the same form as is attached to this Agreement as Exhibit C (the "Security Agreement").

         Section 3.3. All Loans Are and Shall Remain Pari Passu. The Lenders irrevocably agree that, for all purposes, they shall treat each and every Loan, Note and related security interest individually and all Loans, Notes and related security interests together, and they shall cause each and every Loan, Note and related security interest individually and all Loans, Notes and related security interests together to be treated, as being pari passu and of equal rank, seniority, preference, priority, and right of payment, and in that regard the Lenders shall cooperate with one another and coordinate any collection efforts so as to call all Loans and all related security interests to be, as nearly as practically and legally possible and permissible, treated as such. Each Lender agrees not to take any action inconsistent with this paragraph. The Company consents to the foregoing agreement.

         Section 3.4. No Subordination for Any Reason. The Lenders and the Company acknowledge and agree that (1) Richardson and Toomey are directors, executive officers and controlling persons of the Company, (2) Richardson and Toomey are not required to, but the

INVESTMENT AGREEMENT                                                      PAGE 3
JANUARY 30, 2003

Company, Smith and Quest desire Richardson and Toomey to, enter into this Agreement and effectuate the salary deferrals to be made by them, (3) Quest and Smith previously have lent funds to the Company on the condition that Richardson and Toomey simultaneously make Loans to the Company, which loans were indeed made by them, (4) Smith, Quest and the Company will benefit from the extension of such Loans by Richardson and Toomey, and (5) to the extent that the terms of any prior Loan are being modified, or any security interest with respect to any prior Loan is being created or modified, the same reflects a contemporaneous exchange for new value given to the Company in the form of additional funding and otherwise. Even if subject to a preference or to equitable subordination, no Loan (and no security interest relating to any Loan) shall be subordinate in right of payment or otherwise to any other Loan (or any security interest relating to any other Loan).

         Section 3.5. Cross Default. Any default, in payment or otherwise, under any Loan, any Note, the Security Agreement, or this Agreement shall constitute a default under each and every Loan and Note, the Security Agreement, and this Agreement, and thereupon (a) each Lender shall have each and every remedy available with respect to any such default thereunder or under law, and (b) at their election each Lender shall have the right to declare all amounts then owing under any Loan, any Note, the Security Agreement, or this Agreement to immediately due and payable in full.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

         Section 4.1. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in any particular respect or under any particular circumstance, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 4.2. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         Section 4.3. Binding Agreements; No Third Party Beneficiaries; No Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the respective parties hereto, as well as their successors, but no statement contained herein is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary. No right under this Agreement shall be assignable


INVESTMENT AGREEMENT                                                      PAGE 4
JANUARY 30, 2003
nor any duty delegable by any party, except as expressly authorized in this Agreement, without the prior consent of the other party.

         Section 4.4. Counterparts. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 4.5. Construction. As used herein, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all references to "Exhibits" are to Exhibits attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import;
(iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and are in no way intended to, and shall not be deemed to, describe, interpret, define, modify or limit the scope, extent or intent of this Agreement or any of the terms or provisions of this Agreement; and (v) words of gender used herein may be read as masculine, feminine, or neuter, as required by context, and words of number may be read as singular or plural, as similarly required.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ROBERT J. SMITH                          QUEST CAPITAL ALLIANCE, L.L.C.



/s/ Robert J. Smith                      By: /s/ Steven W. Fox
-----------------------------                -----------------------------------
                                             Name:    Steven W. Fox
                                             Its:     General Manager


JOSEPH H. RICHARDSON                     PETER E. TOOMEY



/s/ Joseph H. Richardson                 /s/ Peter E. Toomey
-----------------------------            ---------------------------------------



GLOBAL ENERGY GROUP, INC.



By: /s/ Peter E. Toomey
   --------------------------
    Name:    Peter E. Toomey
    Its:     CFO


INVESTMENT AGREEMENT                                                      PAGE 5
JANUARY 30, 2003

                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS, OR A DETERMINATION SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE LAW.

                                 PROMISSORY NOTE

$                                                                         , 2003
 -----------                                                --------------


         FOR VALUE RECEIVED, GLOBAL ENERGY GROUP, INC., a Delaware corporation ("Maker"), promises to pay to the order of , ______________________, a ____________________________, or assigns ("Holder"), the sum of ____________
DOLLARS ($___________) together with interest on the outstanding principal balance remaining unpaid from time to time until paid at eight percent (8%) per annum.

1. PAYMENTS. The then unpaid principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the date (the "Maturity Date") that is the earlier of (a) February 1, 2004 or (b) the date the Company first completes a "Qualified Equity Financing." For the purposes of this Note, a Qualified Equity Financing shall mean the sale by the Company of equity interests in the Company for cash proceeds of not less than $1,500,000, either in one transaction, or in a series of transactions within a six-month period.

2. APPLICATION OF PAYMENTS. All payments shall apply first to accrued interest and the remainder, if any, to reduction of principal as permitted herein.

3. PREPAYMENT. Prior to the Maturity Date, Maker shall have the right to prepay any part or all of the principal of this Note at any time and from time to time, in each case without prior consent of Holder and without penalty.

4. NO CONVERSION RIGHT. This Note is not convertible and does not confer upon Holder, as such, any right whatsoever as a shareholder of Maker.

5. EVENTS OF DEFAULT. The occurrence of any events or conditions described in this Section shall constitute an Event of Default hereunder:

         a. Maker shall fail to make any payments of principal of or interest on any amount due hereunder when due.

         b. Maker shall default in connection with any agreement for borrowed money or other credit with any creditor other than Holder which entitles said creditor to accelerate the maturity thereof and such default is not cured within the grace period provided thereunder or within 10 business days after such default, whichever is later; provided, however, that for such purposes, the default shall be deemed to occur on the date the default event occurs without taking into account any grace period provided in such other agreement or credit arrangement.

         c. Maker shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Maker shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Maker shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Maker for all or a substantial part of its property; Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or shall fail to pay its debts generally as such debts become due, or Maker shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

         d. There shall have been filed against Maker an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; Maker shall suffer the involuntary appointment of a receiver, custodian or trustee of Maker or for all or a substantial part of its property or an action for such appointment shall be commenced against Maker; or Maker shall suffer the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker or an action seeking the issuance of such a warrant, execution or similar process shall be commenced against Maker.

         e. One or more judgments or decrees shall be entered against Maker involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000 or more and the same is not stayed, fully bonded off or cured within ten (10) days thereafter.

6. ACCELERATION. Upon the occurrence of any Event of Default (as defined herein) the whole indebtedness (including principal and accrued interest) remaining unpaid, shall, at the option of Holder, become immediately due, payable, and collectible.

7. NO WAIVER BY HOLDER. No delay or failure on the part of Holder in exercising any power or right under this Note shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right. The rights and remedies specified in this Note are cumulative and not exclusive of any right or remedies that Holder may otherwise possess.


Promissory Note                                                           Page 2

8. WAIVER OF PRESENTMENT, COLLECTION COSTS, ETC. Maker waives presentment for payment, protest, notice of dishonor or default and notice of protest and nonpayment of this Note. Should it become necessary to collect this Note through an attorney, by legal proceedings, or otherwise, Maker promises to pay all costs of collection, including costs incurred in connection with probate proceedings or bankruptcy or other creditors' rights proceedings. Such costs of collection shall in all cases include the reasonable fees and disbursements of attorneys, paralegals or other legal advisors, whether prior to or at trial, or in appellate proceedings.

9. ASSIGNMENT. The provisions of this Note bind, and are for the benefit of, the respective successors and assigns of Holder, jointly and severally. This Note may not be assigned by Maker without the written consent of Holder.

10. NOTICES. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, postage prepaid and telecopies simultaneous with such mailing. In each case notice shall be sent to the address set forth in the books and records of Maker or to such other address as such party shall have specified by notice in writing to the other parties.

11. APPLICATION OF MISSOURI LAW. This Note, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Missouri.

12. SECURITY. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maker hereby grants to Holder, as security for the payment and performance of this Note, a security interest in certain property described in Schedule 1 "Description of Collateral" attached hereto, said security interest and pledge to include a lien on all proceeds, products, accessions and substitutions of the property (such property, proceeds, products, accessions and substitutions, are hereinafter sometimes collectively referred to as the "Collateral").

         IN WITNESS WHEREOF, Maker has executed and delivered this Note the date stated above.


GLOBAL ENERGY GROUP, INC.



By:
    ---------------------------------------
    Name:
          -----------------------
    Its:
          -----------------------


Promissory Note                                                           Page 3

                                   SCHEDULE 1

                            Description of Collateral

The security interest granted under this Note covers the following types (or items of property):

1. All of the Maker's presently existing and hereafter arising accounts, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to the Maker arising out of the sale or lease of goods or the rendition of services by the Maker whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by the Maker.

2. All of the Maker's present and hereafter acquired equipment, including without limitation, motor vehicles, furniture, fixtures, dies, tools, jigs, office equipment and other tangible personal property of the Maker, and all machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods and any and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

3. All of the Maker's present and future general intangibles and other personal property (including, without limitation, all choses or things in action, contract rights, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts and tax refunds) other than goods and accounts.

4. All of the Maker's present and future inventory in which the Maker has any interest, including, but not limited to, goods, held by the Maker for sale or lease or to be furnished under a contract of service and all of the Maker's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

5. All books and records of the Maker, including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Maker's assets, liabilities, accounts and all information relating thereto, records indicating, summarizing or evidencing Maker's business operations or financial condition, all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information.

6. All proceeds (as defined in the UCC) of all of the foregoing, including, but not limited to proceeds of insurance, and any and all accounts, equipment, general intangibles, inventory, money, deposit accounts or other tangible and intangible property resulting from the sale or other deposition of any of the items in


Promissory Note                                                           Page 4
         paragraph 1 through 5 above, and the proceeds thereof.

         The above descriptions are, in each case, subject to any prior agreement of Maker that would preclude the granting of any security interest in any particular items otherwise included in the Collateral.


Promissory Note                                                           Page 5

                                    EXHIBIT B

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE REGISTERED HOLDER OF THIS WARRANT HAS AGREED THAT NO SALE, PLEDGE OR OTHER TRANSFER OF THIS WARRANT OR ANY OF SAID SHARES MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, UNLESS THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION (IN FORM SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER THAT NO SUCH REGISTRATION IS REQUIRED.

                            GLOBAL ENERGY GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

                                 ________ Shares

         This certifies that, for value received, _____________________________________, a ______________________________ , or
assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 5:00 p.m., New York time, on the date three (3) years after the date of this Warrant (the "Termination Date"), but not thereafter, to purchase up to ___________ shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of Global Energy Group, Inc., a Delaware corporation (the "Company"). The purchase price payable upon the exercise of this Warrant shall initially be $0.50 per share (the "Warrant Price").

         Upon delivery of this Warrant with written notice of exercise duly executed in form and substance reasonably satisfactory to the Company, together with payment of the Warrant Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof (the "Holder"), the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased. All Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

         This Warrant is subject to the following terms and conditions:

SECTION 1. TERM OF WARRANT; EXERCISE OF WARRANT

         Subject to the terms of this Warrant, the Holder shall have the right, at any time during the period commencing at 9:00 a.m., New York time, on the date hereof, until

5:00 p.m., New York time, on the Termination Date, to purchase from the Company the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Warrant, upon surrender, to the Company at this principal office, of this Warrant certificate, together with the Purchase Form attached hereto duly completed and signed, and upon payment to the Company of the Warrant Price for the number of Shares in respect of which this Warrant is then being exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check, or a combination thereof.

SECTION 2. REGISTRATION AND TRANSFER

         2.1. Registration. This Warrant is registered on the books of the Company. The Company shall be entitled to treat the Holder as the sole owner of this Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration of transfer of this Warrant which is to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer.

         2.2. Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office, wherever located, upon delivery of this Warrant either duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

SECTION 3. EXCHANGE OF WARRANT CERTIFICATE

         This Warrant certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Shares as this certificate then entitles the Holder to purchase. Any Holder of this Warrant desiring to exchange this Warrant certificate shall make such request in writing delivered to the Company, and shall surrender this certificate, properly endorsed, to the Company. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

SECTION 4. PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares upon the exercise of this Warrant; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in such issuance.

SECTION 5. MUTILATED OR MISSING WARRANT

         In case the certificate evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of this certificate if it is mutilated, or in lieu of and substitution for this certificate if it is lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 6. RESERVATION OF SHARES

         There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Any transfer agent for the Common Stock or for any other shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

SECTION 7. PURCHASE BY THE COMPANY

         The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire this Warrant at such times, in such manner and for such consideration as it may deem appropriate and as shall be agreed with the Holder of this Warrant.

SECTION 8. ADJUSTMENT OF WARRANT

         If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, or if the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, or if at any time there shall be a capital reorganization of the Company's Common Stock or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, this Warrant shall thereafter evidence the right to purchase the number of shares of Common Stock or other securities or other property that would have been issuable as a result of that change with respect to the Shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination.

SECTION 9. FRACTIONAL INTERESTS

         The Company shall not be required to issue fractional Shares on the exercise of this Warrant. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current fair market value of a Share, as reasonably determined by the Company, multiplied by such fraction.

SECTION 10. NO RIGHT AS STOCKHOLDERS; NOTICES TO HOLDER

         Nothing contained in this Warrant shall be construed as conferring upon the Holder or the Holder's transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except and unless to the extent specifically stated herein.

SECTION 11. SUPPLEMENTS AND AMENDMENTS

         The Company may from time to time supplement or amend this Warrant, without the approval of the Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Warrant and which shall not adversely affect the interest of the Holder. Any other amendment to this Warrant may be made only by a written instrument executed by the Company and the Holder.

SECTION 12. SUCCESSORS

         All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 13. APPLICABLE LAW

         This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said state.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed thereto.

Date:             , 20
      ------------    ----                    GLOBAL ENERGY GROUP, INC.



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT C

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is made and entered into this 30th day of January, 2003, by and between each party identified on the signature page to this Agreement as a "Secured Party" (collectively, the "Secured Parties") and GLOBAL ENERGY GROUP, INC., a Delaware corporation (the "Debtor"). This Security Agreement is executed and delivered as contemplated by and pursuant to that certain Investment Agreement dated the date of this Security Agreement and entered into by and among the Debtor and the Secured Parties (the "Investment Agreement"). All terms appearing in this Security Agreement that are defined in the Investment Agreement and not defined otherwise herein shall have the meanings ascribed to such terms in the Investment Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Debtor is now and in the future may be indebted to the Secured Parties in various amounts and pursuant to various instruments (the "Loans");

         WHEREAS, the Debtor has, or will have, executed and delivered to the Secured Parties its promissory notes with respect to the Loans (the "Notes"); and

         WHEREAS, the Secured Parties desire to receive security for the payment of the Notes and the Debtor is willing and able to give such security.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is hereby agreed as follows:

         1. Security Interest. Secured Parties, subject to the terms and provisions hereof, have made and may make loans and advances to or for the account of Debtor. In consideration of any such loan or advance, Debtor hereby grants to Secured Parties a security interest in and agrees and acknowledges that Secured Parties, without further action on their part, has and shall continue to have a continuing security interest in all of the "Collateral" (as defined in Section 2 below).

         2. Collateral. For the purposes of this Agreement, the term "Collateral" shall mean all of the right, title and interest of the Debtor in, to or under those assets and properties described on SCHEDULE 1 hereto.

         3. Obligations. This Agreement shall continue in full force and effect and Secured Parties shall have the security interest herein described to secure payment of, and so long as there exists, any outstanding indebtedness or liability whatsoever by Debtor to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, including but not limited to any indebtedness or obligation under any one or more of the Notes, and whether joint, several, or

Security Agreement
Page 2

joint and several (collectively, the "Obligations"). Secured Parties have a right of set off against Debtor with respect to the Obligations at any and all times and in any and all proceedings or actions, including but not restricted to bankruptcy, reorganization, receivership or insolvency.

         4. Warranties. Debtor hereby represents, warrants, covenants and agrees to and with Secured Parties that:

                  (a) Debtor will perform all of the covenants of Debtor under the Obligations and under any notes or agreements, including the Notes, and will perform all of Debtor's covenants under all documents executed by Debtor pursuant thereto.

                  (b) In the event Debtor defaults with respect to any of its covenants hereunder, Secured Parties may proceed against such security or guarantors as Secured Parties have with respect to the Obligations, in such fashion and in such order as Secured Parties may desire and Secured Parties shall not be deemed to have waived any of their security rights or other rights by virtue of the order or fashion in which they elect to realize on the various security interests or guaranties which they have to secure the Obligations or by virtue of bringing any action to realize on any of the various security interests.

         5. Payments by Secured Parties. At their option but without obligation to Debtor, Secured Parties may discharge taxes, liens or security interest or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance thereon, and may pay any necessary filing or recording fees. Debtor agrees to reimburse Secured Parties on demand for any payment made or any expense incurred by Secured Parties pursuant to the foregoing authorization, and such expenses if not reimbursed shall be added to the Obligations secured hereby.

         6. Default and Remedies. Upon the happening of any of the following events or conditions, namely: (1) default in the payment or performance of any of the Obligations secured hereby, of any covenant or liability contained or referred to herein, or any note or other instrument evidencing any of the Obligations, including but not limited to the Note, or in any guaranty thereof; (2) any warranty, representation or statement made or furnished to any Secured Party by or on behalf of Debtor in connection with this Agreement or to induce any Secured Party to lend monies to Debtor proves to have been false in any respect when made or furnished; (3) any substantial theft, loss, damage or destruction of any of the Collateral, or any sale, transfer, lease, disposition or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (4) dissolution, termination of existence, insolvency, business failure, appointment of receiver for Debtor or any of the Collateral or any part of the property of Debtor, or any material assignment for the benefit of the creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, Debtor; or (5) any Secured Party in good faith believes that the prospect of payment or performance by Debtor is impaired and deems itself insecure; thereupon or at any time thereafter, such defects not having previously been cured, any Secured Party at its option may declare all of the Obligations secured hereby to be immediately due and payable and shall then have the remedies of a secured party under the Florida Uniform Commercial Code or other applicable law, including without limitation the right to take possession of the Collateral, and for

Security Agreement
Page 3

that purpose Secured Parties may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated, and remove the same therefrom or render the same unusable or store the Collateral on Debtor's premises for a reasonable time without rent or cost to Secured Parties. Secured Parties may require Debtor to gather the Collateral and to make it available to Secured Parties at a place to be designated by Secured Parties which is reasonably convenient to both parties. If any notice need be given, it will be reasonable for Secured Parties to give Debtor five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition is to be made. Expenses of retaking, holding, preparing for sale, selling or the like, including Secured Parties' reasonable attorney's fees and other costs and expenses, will be paid by Debtor, including all costs and attorneys fees incurred in any appeal.

         7. General. This Agreement and the security interest in the Collateral created hereby shall terminate only when the obligations hereby secured have been paid in full. No waiver by any Secured Party of any default shall be effective unless in writing nor operate as a waiver or any other default or of the same default on a future occasion. To the extent that Debtor's obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm or corporation, then Secured Parties shall have the right in their sole discretion to determine which rights, securities, liens, security interests or remedies it shall at any time pursue, relinquish, subordinate or modify, or take any other action with respect thereto without in any way modifying or affecting any of them or any of their rights hereunder. Until default, Debtor may have possession of the Collateral and use the same in any lawful manner not inconsistent with this Agreement. Debtor will not mortgage, pledge or hypothecate its property or assets of any kind to anyone except to Secured Parties or otherwise sell or dispose of any of its property or assets of any kind except in the normal course of its business. Debtor waives notice of non-payment, presentment, demand, protest or notice thereof as to any accounts or any securities or instruments or notes relating thereto, or otherwise except as specified herein. All rights and remedies herein are cumulative and not alternative. This Agreement contains the entire agreement of the parties and neither shall be bound by anything not expressed herein. This Agreement supplements, but shall not be construed to terminate, replace or diminish, any prior security agreement or arrangement between Debtor and any one or more Secured Parties. All notices to either party shall be given by certified mail, postage prepaid, at the address first mentioned. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. All Debtors hereto are bound jointly and severally.

         8. Definitions and Miscellaneous. Sections 3 and 4 of the Investment Agreement are hereby incorporated herein by reference and made a part hereof.

Security Agreement
Page 4

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ROBERT J. SMITH                                   QUEST CAPITAL ALLIANCE, L.L.C.



                                                  By:
--------------------------------                      --------------------------
                                                      Name:    Steven W. Fox
                                                      Its:     General Manager


JOSEPH H. RICHARDSON                              PETER E. TOOMEY



--------------------------------                  ------------------------------



GLOBAL ENERGY GROUP, INC.



By:
    ----------------------------
    Name:    Peter E. Toomey
    Its:     CFO

SCHEDULE 1

                            Description of Collateral

The security interest granted under this Note covers the following types (or items of property):

1. All of the Maker's presently existing and hereafter arising accounts, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to the Maker arising out of the sale or lease of goods or the rendition of services by the Maker whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by the Maker.

2. All of the Maker's present and hereafter acquired equipment, including without limitation, motor vehicles, furniture, fixtures, dies, tools, jigs, office equipment and other tangible personal property of the Maker, and all machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods and any and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

3. All of the Maker's present and future general intangibles and other personal property (including, without limitation, all choses or things in action, contract rights, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts and tax refunds) other than goods and accounts.

4. All of the Maker's present and future inventory in which the Maker has any interest, including, but not limited to, goods, held by the Maker for sale or lease or to be furnished under a contract of service and all of the Maker's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

5. All books and records of the Maker, including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Maker's assets, liabilities, accounts and all information relating thereto, records indicating, summarizing or evidencing Maker's business operations or financial condition, all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information.

6. All proceeds (as defined in the UCC) of all of the foregoing, including, but not limited to proceeds of insurance, and any and all accounts, equipment,

Security Agreement
Page 6

         general intangibles, inventory, money, deposit accounts or other tangible and intangible property resulting from the sale or other deposition of any of the items in paragraph 1 through 5 above, and the proceeds thereof.

The above descriptions are, in each case, subject to any prior agreement of Maker that would preclude the granting of any security interest in any particular items otherwise included in the Collateral.